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             State of Utah
        Department of Commerce
Division of Corporations and Commercial Code

I hereby certify that the
foregoing has been filed
and approved on the 26
day of Aug 94 in the
office of this Division
and hereby issue this
Certificate thereof.

Examiner /s/ BS Date 9-7-94                                    CO#160476
----------------------
[SEAL]    [SIG]                 ARTICLES OF AMENDMENT         RECEIVED
       ---------------                TO THE
                            ARTICLES OF INCORPORATION     1994 AUG 26 PM 4:25
                                       OF               DIVISION OF CORPORATIONS
                                  TOUCH-IT, INC.          STATE OF UTAH

     Pursuant to Section 16-10a-1001 of the Utah Code, the undersigned Corporation hereby adopts the following Articles of Amendment of its Articles of
Incorporation:

        FIRST:  The name of this Corporation is Touch It, Inc;

        SECOND: The following amendment of the Articles of Incorporation was duly adopted by the shareholders of the Corporation:

                                   AMENDMENT

        Article V is hereby amended to read as follows:

                                   ARTICLE V
                                Authorized Stock

        5.1 The authorized number of shares which this Corporation shall have authority to issue is fifteen (15) million shares of stock at no par value. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

        THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 13th day of April 1994 in the manner prescribed by the laws of the State of Utah.

        FOURTH: On such date, 3,200,000 shares, representing all outstanding shares and all shares entitled to vote, voted in favor of the Amendment.

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        DATED this 29th day of April, 1994.

                                        TOUCH IT, INC.

                                        By  [SIG]
                                           ----------------------

                                        Its President
                                        By  [SIG]
                                          ----------------------
                                        Its Secretary

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